THE WASHINGTON POST COMPANY
DEFERRED COMPENSATION PLAN


Amended and restated effective February 24, 2005
Table of Contents

Section 1.  Purpose				2
Section 2.  Definitions				3
Section 3.  Deferral Elections			7
Section 4.  Treatment of Deferred Amounts	9
Section 5.  Payment of Deferred Accounts	10
Section 6.  Administration and Amendment	12


		THE WASHINGTON POST COMPANY
		DEFERRED COMPENSATION PLAN

Section 1.  Purpose.

        The Washington Post Company Deferred
Compensation Plan (the Plan) is an unfunded plan established for the purpose of offering a select group of management and other highly compensated key employees and non-employee directors the opportunity to defer the receipt of compensation payments or fees that would otherwise become payable to them currently for the periods provided in the Plan.

	This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract of employment or part of a contract between the Company and any employee or any employee of an Affiliate or any director, nor shall it be deemed to give any employee the right to be retained in the employ of the Company or an Affiliate, as the case may be, or to interfere with the right of the Company or an Affiliate, as the case may be, to discharge any employee at any time, or to establish the terms and conditions of employment of any employee nor shall it be deemed to give any director the right to be retained as a director of the Company.

	Benefits from this Plan shall be payable solely from the general assets of the Company and participants herein shall not be entitled to look to any source for payment of such benefits other than the general assets of the Company.

	To the extent Section 409A of the Internal
Revenue Code of 1986 applies to the Plan, the terms of the Plan are intended to comply with Section 409A and shall be interpreted and administered in accordance with Section 409A and any governmental regulations and other guidance issued thereunder. To the extent any provision of this Plan that is intended to comply with
Section 409A must be effective as of January 1, 2005, such provision shall be effective as of such date.

Section 2.  Definitions.

        As used in this Plan, the following words shall have the following meanings:

	(a)	Affiliate means  any corporation
(other than the Company) 50% or more of the outstanding
stock of which is directly or indirectly owned by the
Company and any unincorporated trade or business which
is under common control with the Company as determined
in accordance with Section 414(c) of the Code.   Except
with respect to Grandfathered Deferred Compensation, the term Affiliate shall include any other entity required to be aggregated with the Company under
Section 409A.

	(b)	Annual Incentive Compensation means
any bonus awarded to a Participant and payable in cash under the Companys Incentive Compensation Plan or any other annual bonus program maintained by the Company or an Affiliate.

	(c)	Beneficiary means the person, persons
or entity designated in writing by the Participant to receive his or her Participant Account in the event of his or her death. If no effective designation of beneficiary is on file with the Committee, then such amounts that would otherwise be payable to a Beneficiary will be paid to the surviving spouse of the Participant, or, if there is no surviving spouse, then to the Participants estate.

	(d)	Code means the Internal Revenue
Code of 1986, as amended.  References herein to
Section 409A and other sections of the Code shall apply to any successor provisions.

	(e)	Committee means the Compensation
Committee of the Board of Directors or such other
Committee appointed by the Board to administer the Plan.

	(f)	Company means The Washington Post
Company, a Delaware Corporation, and any successors in interest thereto.

	(g)	Deferred Compensation means any
amounts deferred under this Plan in accordance with
Section 3, together with any investment credits thereto under Section 4.

	(h)	Designated Deferral Period means:

               (I) 	Except for Grandfathered
Deferred Compensation, one of the following periods as selected by the Participant with respect to his or her Deferred Compensation for the particular Plan Year or Short Year: (1) until a specified date in the future; or (2) until a date which is the end of the calendar month (or a designated subsequent period) following the month that the Participant ceases to be an employee of the Company or an Affiliate or ceases to be an Eligible Director, provided, however, that if an employee Participant selects a date determined on the basis of the date such Participant ceases to be an employee of the Company or an Affiliate and such Participant is a Specified Employee, then, notwithstanding such Participants election, the Designated
Deferral Period for such Plan Year or Short
Year shall end on the later of (i) the date selected by such Participant, or (ii) the end of the sixth-month period following the date such Participant ceases to be such an employee.

For purposes of this subparagraph, it shall not be considered a termination of employment when a Participant is granted a military or personal leave of absence by the Company or an Affiliate or when a Participant is transferred from the Company to an Affiliate or from an Affiliate to the Company or another Affiliate. Notwithstanding any other provision of this subparagraph or of this Plan and except as is otherwise required in the case of a Specified Employee as set forth in clause
(2) above, a Participant may not defer the date on which payment of his or her Deferred Compensation is made or commences beyond the later of (i) the first of the calendar month following his or her 65th birthday, or (ii) the end of the calendar month following the month in which the Participant ceases to be an employee of the Company or an Affiliate or an Eligible Director of the Company.

               (II) 	In the case of Grandfathered
Deferred Compensation, one of the following periods as selected by the Participant with respect to his or her Grandfathered Deferred Compensation for the particular Plan Year or Short Year:
(1) until a specified date in the future; or
(2) until a date which is the end of the calendar month (or a designated subsequent period) following the month in which the Participant ceases to be an employee of the Company or an Affiliate or ceases to be an Eligible Director.
For purposes of this subparagraph, it shall not be considered a termination of employment when a Participant is granted a military or personal leave of absence by the Company or an Affiliate or when a Participant is transferred from the Company to an Affiliate or from an Affiliate to the Company or another Affiliate.
Notwithstanding any other provision of this subparagraph or of this Plan, a Participant may not defer the date on which payment of his or her Grandfathered Deferred Compensation is made or commences beyond the later of
(i) the first of the calendar month following his or her 65th birthday, or (ii) the end of the calendar month following the month in which the Participant ceases to be an employee of the Company or an Affiliate or an Eligible
Director of the Company.

	(i)	Effective Date means November 15,
1996,in the case of employees of the Company or an Affiliate, and October 1, 1997, in the case of Eligible Directors.

	(j)	Eligible Director means any member of
the Board of Directors of the Company who is not an employee of the Company or an Affiliate and who is entitled to receive fees for service as a director.

	(k)	ERISA means the Employee Retirement
Income Security Act of 1974, as amended.

	(l) 	Grandfathered Deferred Compensation
means any Deferred Compensation under the Plan, togetherwith any investment credits thereto under
Section 4, that is not subject to Section 409A of the Code pursuant to the effective date rules set forth in Section 885(d) of the American Jobs
Creation Act of 2004, P.L. 108-357. In the case of an employee Participant, Grandfathered Deferred
Compensation shall include and be limited to deferred Incentive Compensation payable with respect to 2003 and prior Plan Years; in the case of an Eligible Director Participant, Grandfathered Deferred Compensation shall include and be limited to deferred directors fees for services performed as a director in 2004 and prior Plan Years.

	(m)	Incentive Compensation means Annual
Incentive Compensation and Long-Term Incentive
Compensation.

        (n)	Investment Election means an
election filed by a Participant selecting the investment credit factor(s) that will be applicable to the Participant Accounts of the Participant.
The Committee shall determine the manner in which Investment Elections may be made and the frequency with which such elections may be prospectively changed.

	(o)	Long-Term Incentive Compensation means
any bonus awarded to a Participant and payable in cash under the Performance Unit provisions of the Companys
Incentive Compensation Plan or another special long-term incentive compensation plan maintained by the Company or an Affiliate that provides the opportunity for a cash bonus payment at the end of a specified period
(minimum two years) based on the attainment of specific performance goals.

	(p)	Participant means (i) an employee
of the Company or an Affiliate recommended by the Companys senior management and designated a participant in this Plan by the Committee, who is within the category of a select group of management or highly compensated employees as referred to in Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA for any Plan Year and who is a participant in the Companys Incentive
Compensation Plan or any other incentive program maintained by the Company or an Affiliate or (ii) an Eligible Director who elects to participate in the Plan.

	(q)	Participant Account means a
separate account representing the value of a Participants Deferred Compensation with respect to any Plan Year or Short Year. A Participant may have more than one Participant Account, reflecting separate year deferral elections.
A separate Participant Account or Accounts will be maintained for all Grandfathered Deferred
Compensation.

	(r)	Payout Period means either
(i) a lump sum or (ii) a series of annual installments, which may not be less than 2 nor more than 10, over which a Participant
Account shall be paid.

	(s)	Plan Year means a calendar year.

	(t)	Short Year means (i) the remainder
of the Plan Year following the Effective Date of this Plan and (ii) the remainder of the Plan Year following the date an employee first becomes a Participant in this Plan if other than the beginning of a Plan Year.

	(u)	Specified Amount means the
portion of the Participants Incentive Compensation for a particular Plan Year or Short Year which the Participant elects in writing to defer hereunder, provided that such amount shall not be less than $10,000 or the portion of the Participants directors fees for a particular Plan Year or Short Year which the Participant elects in writing to defer hereunder, as the case may be.

	(v)	Specified Employee means an
employee who is defined as a specified employee in Section 409A(a)(2)(B)(i) of the Code.

Section 3.  Deferral Elections

	(a)	Subject to the limitations
described below, each Participant may elect to have the payment of a Specified Amount of his or her Incentive Compensation or annual directors fees, as the case may be, deferred pursuant to this Plan for the Designated
Deferral Period.

	(b)	A deferral election must be an
irrevocable written election made on a form prescribed by the Committee within a period specified by the Committee which, (I) for an employee Participant (1) in the case of Annual
Incentive Compensation shall end no later than the last day of the Plan Year preceding the Plan Year for which such Incentive Compensation would be payable, and (2) in the case of Long-Term
Incentive Compensation shall end no later than the last day of the Plan Year preceding the last Plan
Year in the period for which such Incentive
Compensation would be payable, and (II) for an Eligible Director, shall end no later than the last day of the Plan Year preceding the Plan
Year in which the annual directors fees are earned. Notwithstanding the foregoing, in the event any Incentive Compensation that constitutes performance-based compensation under
Section 409A of the Code is payable with respect to any period of at least 12 months that does not correspond to one or more Plan Years, the specified period established by the Committee for such Incentive Compensation shall end no later than six months before the end of the period for which such Incentive Compensation would be payable. In the event of a Short
Year, the specified period established by the Committee shall end no later than 30 days following the date the employee or Eligible Director first becomes eligible to participate in the Plan, and, except as otherwise permitted under Section 409A of the Code, such deferral election shall apply only to Incentive Compensation or annual directors fees earned after the date of the Participants deferral election.

	(c)	Each deferral election shall
set forth the Specified Amount of the
Participants Incentive Compensation or
annual directors fees, as the case may be, for the period covered by the election that the Participant desires to have deferred, the Designated Deferral Period, and the Payout
Period.  After the latest date that a
deferral election may be made, a Participant may not change the election, except as follows:

               (I)	Except for Grandfathered
Deferred Compensation, a Participant may file a change in the Designated Deferral Period and/or the Payout Period with respect to his or her deferral election for any Plan Year or Short Year;
provided that (1) such change will be given effect only if made at least 12 months before the end of the previously elected Designated
Deferral Period (or at least 12 months before actual termination of employment or termination of service as an Eligible Director if the previously elected Designated Deferred Period was based on such a termination), (2) any change in the Designated Deferral Period must extend the Designated Deferral Period for a minimum of 60 months, and (3) the change in the dates of payment resulting from a change in the Designated Deferral Period and/or the Payout Period must have the effect of extending such dates for the minimum period or periods required under Section 409A of the Code.

               (II)	In the case of Grandfathered
Deferred Compensation, a Participant may file a change in the Designated Deferral Period and/or the Payout Period with respect to his or her deferral election for any Plan Year or Short Year, provided that (1) such change will be given effect only if made at least 12 months before the end of the previously elected Designated
Deferral Period (or at least 12 months
before actual termination of employment or termination of service as an Eligible
Director if the previously elected Designated
Deferred Period was based on such a termination),
(2) any change in the Designated Deferral
Period to a specified date must extend the Designated Deferral Period for a minimum of 30 months (in the case of a change from one specified date to another specified date), or until a date not less than 42 months after the election is filed (in the case of a change from termination of employment or termination of service as an Eligible Director to a specified date), and (3) a change in the Designated Deferral Period from a specified date to a date based on termination of employment or termination of service as an Eligible Director will be given effect only if made at least 12 months before such termination. This Section 3(c)(II) shall apply to changes filed after July 31, 2005.
Changes filed before that date shall be
subject to the Plan terms and procedures in effect prior to the addition of this
Section 3(c)(II).

	(d)	The Committee may, from
time to time, set limitations on the amount of a Participants Incentive Compensation or directors fees, as the case may be, which may be subject to deferral under this Plan, including but not limited to establishing annual limitations relating to particular employment positions or levels of
Participants and/or compensation levels.
Any applicable limitations will
be set forth on the deferral election form relating to the Plan Year for which such limitations are applicable.

	(e)	A Participant will be 100%
vested in his or her Participant Account at all times.

Section 4.  Treatment of Deferred Amounts.

	(a)	The Company shall maintain on its
books a separate Participant Account for each Participant who has deferred compensation under this Plan with respect to any Plan Year or Short Year. The amount of such Deferred
Compensation shall be credited to such
Participant Account on the date or dates during the Plan Year on which the Deferred
Compensation would have been payable to
the Participant but for the deferral under this Plan.

	(b)	Each Participant Account shall
be deemed to earn investment credits
reflecting gains or losses with respect
to each Plan Year or Short Year in accordance with the Participants individual Investment
Election. The Committee shall determine the investment credit factors that will be offered in any Plan Year. Beginning with the applicable
Effective Date, the investment credit factors will be the equivalent rates of return generated by the investment options offered under the 401(k) plan maintained by the Company covering eligible corporate office employees and shall continue to be such factors unless otherwise determined by the Committee.

	(c)	Each Participant must file an
Investment Election at the time he or she first files a deferral election. The Investment
Election will determine the investment credit factors that will be applicable to the Deferred
Compensation in the Participant Accounts of such Participant. A Participant may file a new Investment Election at any time. In the event a Participant fails to complete a valid Investment Election, his or her Deferred Compensation will be credited with the investment credit amounts equivalent to the rates of return generated by the money market option under the Companys 401(k) plan referred to above.

	(d)	The Company will add to (or
subtract from) each Participant Account the appropriate amounts, in accordance with the Participants Investment Election, calculated no less frequently than the last day of each calendar quarter.

	(e)	No assets shall be segregated
or earmarked in respect of any Participant
Account and no Participant shall have any right to assign, transfer, or pledge his or her interest, or any portion thereof, in his or her Participant Accounts. The Plan and the crediting of accounts hereunder shall not constitute a trust and shall merely be for the purpose of recording an unsecured contractual obligation. All amounts payable pursuant to the terms of this Plan shall be paid from the general assets of the Company.

	(f)	Until the entire balance in all
of the Participant Accounts of a Participant has been paid in full, the Company will furnish or cause to be furnished to each Participant a report, at least annually, setting forth the credits and debits to each Participant Account and the status of all Participant Accounts of such Participant.

Section 5.  Payment of Deferred Accounts.

	(a)	The amount to be paid to a
Participant following the expiration of
the Designated Deferral Period with respect to any Participant Account shall be computed on the basis of the balance of the Participant
Account (i.e., the original Deferred
Compensation amount plus and minus cumulative investment credits under Section 4 and minus any payments previously made) as of the payment date.

	(b)	All payments of amounts under
this Plan shall be made in cash.

	(c)	Notwithstanding the Designated
Deferral Period or the Payout Period selected by the Participant, if the employment of an employee Participant or the services as a director of an Eligible Director Participant are terminated as a result of the Participants death or permanent disability, the entire
Participant Account shall be payable in a lump sum to such Participant (or, in the case of death, to his or her Beneficiary) as soon as practical but not later than the end of the calendar quarter following the Participants death or permanent disability. A Participants employment shall be deemed to have been terminated as a result of permanent disability:
(i) in the event the Participant is considered disabled within the meaning of Section 409A of the Code; or (ii) in the case of Grandfathered Deferred Compensation, in the event the Participant suffers a physical illness, injury or other impairment in respect to which the Participant is entitled to receive benefits under the long-term disability plan maintained by the Company
(or, in the case of a Participant who is an Eligible Director, would have been so entitled if he or she were eligible to participate in such plan), provided the Participant is expected to remain on permanent disability for an indefinite period of time.

	(d)	Notwithstanding any other
provision of this Plan to the contrary, a Participants Deferred Compensation (other than a Participants Grandfathered Deferred
Compensation) shall become payable upon
the Participants incurring an unforeseeable emergency within the meaning of Section 409A of the Code. In such event, the amount of Deferred Compensation payable with respect to the unforeseeable emergency shall not exceed the amount necessary to satisfy the emergency plus the amount necessary to satisfy taxes reasonably anticipated as a result of the emergency payment; the amount necessary to satisfy the emergency shall be determined taking into account the extent to which the financial hardship caused by the emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participants assets
(to the extent the liquidation of such assets would not itself cause severe financial hardship).

	(e)	Notwithstanding any other
provision of this Plan to the contrary, the Committee, in its sole discretion, is empowered to accelerate the payment of a Participants Grandfathered Deferred Compensation, without a prepayment penalty, to a Participant for any reason the Committee may determine to be appropriate. Neither the Company nor the Committee shall have any obligation to make any such acceleration for any reason whatsoever.

	(f)	Notwithstanding any other provision
of this Plan to the contrary, in no case may the payment of any Deferred Compensation, other than Grandfathered Deferred Compensation, be accelerated under this Plan, except as otherwise may be permitted under Section 409A of the Code.

	(g)	Notwithstanding any other provision
of this Plan to the contrary, the Committee shall have the authority to require deferral of a Participants Grandfathered Deferred
Compensation beyond the expiration of the Designated Deferral Period to the extent necessary to avoid a limitation on the deductibility by the Company of the deferred amount under Section 162(m), or any other applicable provision, of the Code.

Section 6.  Administration and Amendment

	(a)	This Plan shall be administered
by the Committee.  All decisions and
interpretations of the Committee shall be conclusive and binding on the Company, its Affiliates and the Participants. The
Committee may at any time terminate an
employees designation as a Participant,
in which event the employee shall not be permitted to defer additional Incentive
Compensation under the Plan.  No such
change in designation shall otherwise
affect such a Participants rights under the Plan.

	(b)	The Board of Directors of
the Company may at any time amend the Plan, including an amendment to suspend or terminate the right of Participants to defer Incentive
Compensation and/or directors fees under the Plan. No such amendment shall adversely affect a Participants rights with respect to Deferred Compensation credited to a
Participant Account before such
amendment, including the right to be credited with investment credits for the period of time after such amendment as long as there continues to be a positive balance in the Participant
Account.  To the extent permitted under
Section 409A of the Code, the Board of
Directors may in its discretion terminate the Plan and distribute all Participant
Accounts established under the Plan within twelve months of a change in control of the Company, as defined for purposes of Section 409A of the Code.

	(c)	IT IS THE INTENTION OF THE
COMPANY THAT NO AMENDMENT TO THE PLAN SHALL
CONSTITUTE A MATERIAL MODIFICATION OF THE PLAN
WITHIN THE MEANING OF SECTION 409A OF THE
CODE AND SECTION 885(d) OF THE AMERICAN JOBS
CREATION ACT OF 2004, P.L. 108-357, WITH
RESPECT TO GRANDFATHERED DEFERRED COMPENSATION,
SINCE ANY SUCH AMENDMENT WOULD SUBJECT
GRANDFATHERED DEFERRED COMPENSATION TO THE
REQUIREMENTS OF SECTION 409A OF THE CODE AND
COULD ALSO MAKE GRANDFATHERED DEFERRED
COMPENSATION IMMEDIATELY TAXABLE TO
PARTICIPANTS.  ACCORDINGLY AND TO THE
GREATEST EXTENT POSSIBLE, ALL AMENDMENTS
TO THE PLAN SHALL BE CONSTRUED AND INTERPRETED
SO AS TO AVOID CREATING ANY MATERIAL MODIFICATIONS
WITH RESPECT TO GRANDFATHERED DEFERRED
COMPENSATION.

	(d)	Notwithstanding any other section
of this Plan, if a Participant is discharged by the Company or an Affiliate or his or her services as a director are terminated because of conduct that the Participant knew or should have known was detrimental to legitimate interests of the Company or its Affiliates, dishonesty, fraud, misappropriation of funds or confidential, secret or proprietary information belonging to the Company or an Affiliate or commission of a crime, such Participants rights to any benefits under this Plan shall be forfeited; except that, if and to the extent permitted under Section 409A of the Code, such Participant shall be entitled to receive a lump-sum payment equal to the lesser of
(i) the current aggregate balance
in all of the Participant Accounts of such Participant, or (ii) the aggregate of all Specified Amounts deferred by the Participant under the Plan plus investment credits thereon at the money market fund rate of return under the Companys 401(k) plan for the relevant deferral periods.

	(e)	The Companys sole obligation
under this Plan is to pay the benefits provided for herein and neither the Participant nor any other person shall have any legal or equitable right against the Company, any Affiliate, the Boards of Directors thereof, the Committee or any officer or employee of the Company or any Affiliate other than the right against the Company to receive such payments from the Company provided herein.

	(f)	The Company shall bear all
expenses incurred by it in administering this Plan.

	(g)	The Company shall have the
right to deduct from any other payments to be made by the Company or any Affiliate to a Participant any Federal, state or local taxes required by law to be withheld. To the extent that the Company or any Affiliate is required to withhold any taxes or other amounts with respect to a Participants Deferred Compensation pursuant to any Federal, state or local law, such amounts shall be taken out of the Participants compensation which is paid currently. To the extent such compensation is not sufficient for such purpose and if such action does not constitute an impermissible acceleration under Section 409A of the Code, the Company shall also have the right to deduct from amounts credited to the Participant Accounts of any Participant any Federal, state or local taxes required by law to be withheld with respect to any Deferred
Compensation credited to such Participant
Accounts, whether or not such Deferred
Compensation is otherwise currently
payable to the Participant.